UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2019

Jefferies Financial Group Inc.

(Exact name of registrant as specified in its charter)

New York	001-05721	13-2615557
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS. Employer Identification No.)

520 Madison Ave., New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-460-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2, below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $1.00 Per Share	JEF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into Material Definitive Agreement.

On November 17, 2019, Jefferies Financial Group Inc. (“we”, “us” or “Seller”) entered into a Membership Interest Purchase Agreement (the “Agreement”) with NBM US Holdings, Inc., a Delaware corporation (“Buyer”) and a wholly owned subsidiary of Marfrig Global Foods S.A., a Brazilian corporation (sociedade por ações) (“Marfrig”), and Marfrig, pursuant to which Buyer (or in certain circumstances one or more of the other members of the Company) will purchase from us our remaining equity units of National Beef Packing Company, LLC, a Delaware limited liability company (the “Company”), representing approximately 31% of the outstanding equity of the Company. In addition to $110,000,000 of certain distributions that Seller will receive from the Company, the purchase price to be received by Seller will be $860,000,000, plus (a) $15,000,000 if the closing occurs after November 30, 2019 but before January 1, 2020; and (b) an additional $15,000,000 if the closing occurs on or after January 1, 2020, in each case subject to adjustment (on a dollar-for-dollar basis) if the Company makes certain other distributions to Seller during the period between signing and closing. Following the closing, we will no longer hold an equity interest in the Company.

The closing under the Agreement is subject to limited closing conditions, including that Buyer obtains a required consent to the transaction from one of Marfrig’s shareholders, BNDES Participações S.A. (the “BNDES Consent”). Buyer’s ability to obtain financing of its purchase obligation is not a condition to closing. The transaction is expected to close during the fourth quarter of 2019 or the first quarter of 2020.

Pursuant to the Agreement, Buyer must pay Seller’s termination expenses equal to $20,000,000 if the Agreement is terminated for certain reasons, including termination of the Agreement by January 31, 2020 if, at that time, Buyer has failed to obtain the BNDES Consent.

The Agreement contains limited customary representations and warranties. We will indemnify Buyer with respect to any breach of or inaccuracy in the representations and warranties of Seller, or any failure to perform any covenants or agreements of Seller contained in the Agreement. Buyer has agreed to provide comparable indemnification to Seller with respect to its representations and warranties, and covenants and agreements.

Marfrig has guaranteed all obligations of Buyer under the Agreement.

The foregoing description of the Agreement is qualified in its entirety by the full text of the Agreement which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01.	Other Events.

On November 17, 2019, we issued a press release announcing the signing of the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1

Membership Interest Purchase Agreement, dated as of November 17, 2019, by and among NBM US Holdings, Inc., a Delaware corporation, Marfrig Global Foods S.A., a Brazilian corporation (sociedade por ações), and Jefferies Financial Group Inc., a New York corporation.

99.1	Press release dated November 17, 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JEFFERIES FINANCIAL GROUP INC.

Date: November 18, 2019	/s/ Roland T. Kelly
Roland T. Kelly
Managing Director and Associate General Counsel